UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

There was a miscommunication during the MainStreet Bancshares, Inc. (the "Company") virtual earnings call held on October 23, 2023, regarding a question about the estimated expense run rate for the Company for calendar year 2024. Management estimates the expense run rate for the Company for calendar year 2024 to be in a range of $52.0 - $53.0 million. This information should be read in conjunction with the Company's most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, each of which is available on the Securities and Exchange Commission’s website (sec.gov).

Investors are cautioned that forward-looking statements, which are not historical fact, involve risks, assumptions and uncertainties that change over time, including those detailed in the Company's Form 10-K under the section, “Risk Factors”.  As such, actual results could differ materially from those expressed or implied by forward-looking statements made in this presentation. Management believes that the expectations in these forward-looking statements are based upon reasonable assumptions within the bounds of management’s current knowledge of the Company's business and operations. The Company disclaims any responsibility to update these forward-looking statements to reflect events or circumstances after the date of this presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: October 27, 2023	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer